UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016 (November 11, 2015)

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of American Airlines Group Inc. (the “AAG”) filed with the Securities and Exchange Commission on November 11, 2015, which reported the election of Susan D. Kronick and Martin H. Nesbitt to AAG’s Board of Directors (the “Board”). At the time of the filing of the Form 8-K on November 11, 2015, the Board had not determined on which committees of the Board Ms. Kronick and Mr. Nesbitt would serve. This Amendment is being filed solely to report that on January 27, 2016, the Board appointed Ms. Kronick to the Corporate Governance and Nominating Committee and Finance Committee of the Board and Mr. Nesbitt to the Audit Committee and Finance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: January 28, 2016	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs